UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 17, 2018

CREATIVE REALITIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13100 Magisterial Drive, Suite 100, Louisville, KY	40223
(Address of principal executive offices)	(Zip Code)

(502) 791-8800

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 17, 2018, Creative Realities, Inc. (the “Company”) filed Articles of Amendment to its Articles of Incorporation (the “Amendment”) with the Minnesota Secretary of State to effect a 1-for-30 reverse stock split of its common stock, par value $0.01 per share, and without reducing the authorized number of shares of common stock or other capital stock (the “Reverse Stock Split”). The Company had earlier called and held a special meeting of shareholders on August 7, 2018, at which meeting the Company’s shareholders approved the Reverse Stock Split at a ratio to be determined by the Company’s Board of Directors but no greater than 1-for-40. The Board of Directors in turn determined to effect the Reverse Stock Split at a ratio of 1-for-30, and approved the corresponding final form of the Amendment, on October 17, 2018.

As a result of the Reverse Stock Split, every 30 shares of issued and outstanding Company common stock will be automatically combined into one issued and outstanding share of Company common stock, without any change in the par value per share. No fractional shares will be issued as a result of the Reverse Stock Split. Any fractional shares that would otherwise have resulted from the Reverse Stock Split will be rounded up to the nearest whole share. The Reverse Stock Split will reduce the number of shares of common stock outstanding from approximately 87.6 million shares to approximately 3.0 million shares.

The Company expects that its common stock will begin trading on a reverse stock split-adjusted basis on or about October 25, 2018 but no later than October 29, 2018. The trading symbol for the common stock will remain “CREX.” The new CUSIP number for the common stock following the Reverse Stock Split is 22530J200.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which has earlier been filed with the SEC and is incorporated into this report by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description
3.1	Articles of Amendment, filed on October 17, 2018 (incorporated by reference to Exhibit 3.3 to Creative Realities, Inc.’s Form S-1/A (File No. 333-225876) filed with the Commission on October 22, 2018).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Realities, Inc.
(Registrant)

By:	/s/ Will Logan
Will Logan
Chief Financial Officer

Date: October 23, 2018

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